EXHIBIT 4.3

                      SECOND AMENDMENT TO CREDIT AGREEMENT

            This SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February ___, 1998, is among AMERICAN NUTRITION BARS, INC., GREAT AMERICAN FOODS, INC., SCHIFF PRODUCTS, INC., WEIDER NUTRITION GROUP, INC. (collectively, "Borrowers"), WEIDER NUTRITION INTERNATIONAL, INC., WNG HOLDINGS (INTERNATIONAL) LTD. (with Borrowers, collectively, "Obligors" and individually, each an "Obligor"), the Lenders from time to time signatory to the Credit Agreement and GENERAL ELECTRIC CAPITAL CORPORATION, as Agent for Lenders.

                                    RECITALS

            A. Obligors, Agent and Lenders are parties to that certain Third Amended and Restated Credit Agreement dated as of May 6, 1997 (as from time to time amended, restated, supplemented or otherwise modified and in effect, the "Credit Agreement"), pursuant to which Lenders have made and may hereafter make loans and advances and other extensions of credit to Borrowers.

            B. Obligors desire, and Agent and Lender are willing, to amend certain provisions of the Credit Agreement, all on the terms and conditions set forth in this Amendment.

            C. This Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment; capitalized terms used herein without definition are so used as defined in Schedule A to the Credit Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

            1. AMENDMENT. The Credit Agreement is hereby amended by replacing the reference to "1.75:1.00" contained in clause (c) of Annex G to the Credit Agreement with a reference to "1.27:1.00".

            2. EFFECTIVENESS. This Amendment shall become effective as of the date first set forth above upon Agent's receipt of executed signature pages to this Amendment from Obligors and Requisite Lenders.

            3. REPRESENTATIONS AND WARRANTIES. Obligors hereby represent and warrant to Agent and Lenders that:

            (a) As of the date of and after giving effect to this Amendment, no Default or Event of Default shall have occurred or be continuing;

            (b) As of the date of and after giving effect to this Amendment, the representations and warranties of Obligors contained in the Loan Documents are true, accurate and complete in all respects on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date; and

            (c) (i) The execution, delivery and performance by each Obligor of this Amendment and each of the documents and agreements described herein, or contemplated hereby, to which such Obligor is a party are within its corporate powers and have been duly authorized by all necessary corporate action on the part of such Obligor, (ii) this Amendment and such documents and agreements are the legal, valid and binding obligation of each Obligor enforceable against each Obligor in accordance with their respective terms and (iii) neither this Amendment or any such other document or agreement, nor the execution, delivery or performance by any Obligor thereof (1) violates any law or regulation, or any order or decree of any court or Governmental Authority, (2) conflicts with or results in the breach or termination of, constitutes a default under or accelerates any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Obligor is a party or by which any Obligor or any of its property is bound or (3) results in the creation or imposition of any Lien (other than Permitted Encumbrances) upon any of the Collateral.

            4. REFERENCE TO AND EFFECT ON CREDIT AGREEMENT. Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are each hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lenders or Agent under the Credit Agreement or any of the other Loan Documents, or constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. Upon the effectiveness of this Amendment each reference in (a) the Credit Agreement to "this Agreement," "hereunder," "hereof," or words of similar import and (b) any other Loan Document to "the Agreement" or "the Credit Agreement," shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Credit Agreement as amended hereby.

            5.  MISCELLANEOUS.

            5.1 SUCCESSORS AND ASSIGNS. This Amendment shall be binding on and shall inure to the benefit of Obligors, Agent, Lenders and their respective successors and assigns, except as otherwise provided herein or therein; PROVIDED that no Obligor may assign its rights, obligations, duties or other interests hereunder without the prior written consent of Agent and Lenders. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of Obligors, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

            5.2 ENTIRE AGREEMENT. This Amendment, including all schedules and other documents attached hereto or incorporated by reference herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

            5.3 FEES AND EXPENSES. As provided in Section 11.3 of the Credit Agreement, Obligors agree to pay on demand all fees, costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Amendment, together with all fees, costs and expenses incurred by Agent prior to the date hereof which are payable by Obligors pursuant to Section 11.3 of the Credit Agreement.

            5.4 HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

            5.5 SEVERABILITY. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

            5.6 CONFLICT OF TERMS. Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Amendment shall govern and control.

            5.7 COUNTERPARTS. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

            5.8 INCORPORATION OF CREDIT AGREEMENT. The provisions contained in Sections 11.9 and 11.14 of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

            5.9 ACKNOWLEDGMENT. Each Obligor hereby represents and warrants that there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent (collectively, the "Claims"), which any Obligor may have or claim to have against Agent or any Lender, or any of their respective affiliates, agents, employees, officers, directors, representatives, attorneys, successors and assigns (collectively, the "Lender Released Parties"), which might arise out of or be connected with any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Agreement, including, without limitation, any Claims arising with respect to the Obligations or any Loan Documents. In furtherance of the foregoing, each Obligor hereby releases, acquits and forever discharges the Lender Released Parties from any and all Claims that any Obligor may have or claim to have, relating to or arising out of or in connection with the Obligations or any Loan Documents or any other agreement or transaction contemplated thereby or any action taken in connection therewith from the beginning of time up to and including the date of the execution and delivery of this Amendment. Each Obligor further agrees forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any Lender Released Parties with espect to any and all Claims.

                            [signature pages follow]

            IN WITNESS WHEREOF, this Second Amendment to Third Amended and Restated Credit Agreement has been duly executed as of the date first written above.



                              AMERICAN NUTRITION BARS, INC.
                              GREAT AMERICAN FOODS, INC.
                              SCHIFF PRODUCTS, INC.
                              WEIDER NUTRITION GROUP, INC.
                              WEIDER NUTRITION INTERNATIONAL, INC.
                              WNG HOLDINGS (INTERNATIONAL) LTD.

                              For each of the foregoing:

                              By: ________________________________

                              Title: _______________________________




                           [signature pages continue]

                              GENERAL ELECTRIC CAPITAL CORPORATION,
                               as Agent and Lender

                              By: _______________________________

                              Title:  Duly Authorized Signatory



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                              CORESTATES BANK, N.A.

                              By: _______________________________

                              Title:_____________________________




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                              LASALLE NATIONAL BANK

                              By: _______________________________

                              Title:_____________________________




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                             THE BANK OF NOVA SCOTIA

                              By: _______________________________

                              Title:_____________________________




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                              CREDITANSTALT CORPORATE FINANCE, INC.
                              (successor in interest to
                              Creditanstalt-Bankverein)

                              By: _______________________________

                              Title:_____________________________


                              By: _______________________________

                              Title:_____________________________




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                              DRESDNER BANK AG, NEW YORK BRANCH
                             AND GRAND CAYMAN BRANCH

                              By: _______________________________

                              Title:_____________________________


                              By: _______________________________

                              Title:_____________________________




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                              ZIONS FIRST NATIONAL BANK

                              By: _______________________________

                              Title:_____________________________




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